Exhibit 10.15

THE SECURITIES SUBJECT TO THIS GUARANTY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER COUNTRY AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SECURITIES SUBJECT TO THIS GUARANTY ARE PREPAYABLE AT THE OPTION OF THE ISSUER UNDER CERTAIN CIRCUMSTANCES IN ACCORDANCE WITH SECTION 3 OR SECTION 4 THEREOF. THE MATURITY DATE OF THE SECURITIES SUBJECT TO THIS GUARANTY MAY BE ALTERED IN ACCORDANCE WITH SECTION 5 THEREOF.

THE PARTIES’ RIGHTS UNDER THIS GUARANTY MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OF OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 15 AND SECTION 16 HEREOF.

GUARANTY

This GUARANTY (as amended, restated or otherwise modified from time to time, this “Guaranty”) is made as of March 26, 2003, by LAZARD LLC, a Delaware limited liability company (“Lazard” or the “Guarantor”), in favor of BANCA INTESA S.P.A., a Societa per Azioni organized under the laws of the Republic of Italy, that is the holder of certain Notes referred to below (together with its successors and permitted assigns, the “Holder”).

WITNESSETH

WHEREAS, Lazard Funding Limited LLC, a wholly-owned Subsidiary of Lazard (the “Issuer”) and the Holder have entered into that certain Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”) setting forth the terms and conditions pursuant to which the Issuer will issue to the Holder the $150 Million Lazard Note and the $50 Million Lazard Note (each as defined in the Note Purchase Agreement, and each, a “Note” and together, the “Notes”);

WHEREAS, at the closing of the Note Purchase Agreement, inter alia, the Guarantor will guarantee the obligations of the Issuer under the Notes on the terms hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Notes and Note Purchase Agreement.

(a) The following terms, as used herein, have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed for business either in New York City, New York, United States of America or Milan, Italy.

“CB Note” has the meaning assigned to such term in the Transaction Agreement.

“CB Investment Agreement” has the meaning assigned to such term in the Transaction Agreement.

“Change in Control of Lazard” has the meaning assigned to such term in the Transaction Agreement.

“Comparable Initial Post-Hurdle Interest” has the meaning set forth in Section 8(d)(i) hereof.

“Comparable Initial Pre-Hurdle Interest” has the meaning set forth in Section 8(d)(ii) hereof.

“Comparable Second Post-Hurdle Interest” has the meaning set forth in Section 8(d)(iii) hereof.

“Comparable Second Pre-Hurdle Interest” has the meaning set forth in Section 8(d)(iv) hereof.

“Control Transaction” has the meaning assigned to such term in the Transaction Agreement

“Conversion Notice” has the meaning set forth in Section 8(b) hereof.

“Debt” means (without duplication), with respect to any Person, (i) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person (A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including any such instrument evidencing a purchase money obligation) including securities, (C) for any letter of credit or performance or surety bond obtained by such Person, (D) for the payment of money relating to a capitalized lease obligation, or (E) with respect to any sale and leaseback transaction; (ii) any obligation of other Persons of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation of the type described in clauses (i) and (ii) secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability;

and (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any obligation of the kind described in any of the preceding clauses (i), (ii) or (iii).

“Documents” means the Note Purchase Agreement, the Notes and this Guaranty.

“Effective Date” has the meaning set forth in Section 8(b) hereof.

“Escrow Account” has the meaning set forth in the Note Purchase Agreement.

“Escrow Agreement” has the meaning set forth in the Note Purchase Agreement.

“Goodwill Event” has the meaning set forth in Section 8(c)(i) hereof.

“Goodwill Right” has the meaning set forth in Section 8(a) hereof.

“Goodwill Payment” has the meaning set forth in Section 8(c)(ii) hereof.

“Guarantor” has the meaning set forth in the Preamble.

“Guaranty” has the meaning set forth in the Preamble.

“Guaranty Debt” has the meaning set forth in section 6(a) hereof.

“Holder” has the meaning set forth in the Preamble.

“Issuer” has the meaning set forth in the Preamble.

“JV Company” means Lazard & Co. S.r.l., a Società a responsabilita limitata organized under the laws of the Republic of Italy.

“JV Relationship” has the meaning assigned to such term in the Transaction Agreement.

“Initial Post-Hurdle Percentage” has the meaning set forth in Section 8(d)(i) hereof.

“Initial Pre-Hurdle Percentage” has the meaning set forth in Section 8(d)(ii) hereof.

“Lazard” has the meaning set forth in the Preamble.

“Lazard Operating Agreement” means the Third Amended and Restated Operating Agreement of Lazard, dated as of January 1, 2002, as amended as of January 10, 2003, and as such may be further amended or supplemented from time to time.

“Liquidity Event” has the meaning assigned to such term in the Lazard Operating Agreement.

“Member” means a person who has been admitted to the applicable limited liability company as a “member” (as defined in the Delaware Limited Liability Company Act, 6 Del. C., §18-101 et seq.).

“Note Purchase Agreement” has the meaning set forth in the Preamble.

“Notes” has the meaning set forth in the Preamble.

“Obligations” has the meaning set forth in Section 2 hereof.

“Person” or “Persons” means natural persons, corporations, limited liability companies, S.p.A.’s (Società per Azioni), S.r.l.’s (Società a responsabilità limitata), trusts, joint ventures, associations, companies, partnerships, governments or agencies or political subdivisions thereof and other political or business entities.

“Renewal Date Termination” has the meaning assigned to such term in the Transaction Agreement.

“Second Post-Hurdle Percentage” has the meaning set forth in Section 8(d)(iii) hereof.

“Second Pre-Hurdle Percentage” has the meaning set forth in Section 8(d)(iv) hereof.

“Senior Debt” means all Debt of the Guarantor other than the Debt hereunder, whether outstanding on the date of this Guaranty or thereafter created, incurred or assumed; provided, however, that the term “Senior Debt” shall not include (A) any Debt or obligation owed to a Subsidiary, (B) any Debt or obligation which by the express terms of the instrument creating or evidencing the same is not superior in right of payment to the Debt outstanding hereunder, (C) any Debt or obligation which is subordinate in right of payment in any respect to any other Debt or obligation, unless such Debt or obligation by the express terms of the instrument creating or evidencing the same is senior to this Guaranty and subordinated to another Debt or obligation, (D) for the avoidance of doubt, any Debt or obligation constituting a trade account payable, other account payable or similar liability, (E) any right of the Members and employees of Guarantor to a return on capital or distribution of capital of the Guarantor or any other distribution to Members of Guarantor in their capacity as such, in each case solely pursuant to a Liquidity Event of the Guarantor, (F) any Debt that pursuant to its terms is convertible into, or exchangeable for, any Interest (as defined in the Lazard Operating Agreement) or similar equity or profit interest in the Guarantor, (G) any repayment obligation of the Guarantor in respect of loans to the Guarantor (1) from its Members and employees extended to the Guarantor on or before September 9, 2002 to the extent such amounts aggregate more than $5 million, and (2) from its Members extended to the Guarantor after September 9, 2002, (H) any Debt of the Guarantor incurred to redeem or repurchase all of the Class C Interests (as defined in the Lazard Operating Agreement) only if all or substantially all of the holders of such Debt were Members of Guarantor at the time of such redemption or repurchase of such Class C Interests, or (I) amendments, renewals, extensions, modifications and refundings of any such Debt or obligation referred to in Clauses (A) through (H) hereof.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, S.p.A. (Società per Azioni), S.r.l. (Società a responsabilità limitata), trust, joint venture, association, company, partnership or other legal entity of which a Person (either alone or through or together with any other subsidiary of such Person) (A) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or (B) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation or other legal entity or (2) control of such corporation or other legal entity (for the avoidance of doubt, the JV Company shall not be deemed to be a subsidiary of either Intesa or Lazard under this Agreement unless otherwise indicated herein).

“Transaction Agreement” means the Master Transaction and Relationship Agreement, dated as of the date hereof, by and among Lazard, the Holder and the JV Company, setting forth, inter alia, the terms of the parties’ investment in the JV Company, as amended or modified from time to time in accordance with its terms.

“$50 Million Lazard Note” has the meaning assigned to such term in the Preamble.

“$150 Million Lazard Note” has the meaning assigned to such term in the Preamble.

SECTION 2. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

(i) the prompt, full and punctual payment when due, whether at stated maturity or earlier, by notice of prepayment, by acceleration or otherwise, of any and all obligations of the Issuer arising under the Note Purchase Agreement and the Note or, if both Notes are outstanding, the Notes, whether for principal, premium, interest at the rate specified in the Note or, if both Notes are outstanding, the Notes, and interest accruing or coming due both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Issuer or the Guarantor (including without limitation interest on any overdue principal), fees, expenses, indemnification or otherwise; and

(ii) the due, prompt, full and punctual performance and observance by the Issuer of all covenants, agreement and conditions on its part to be performed and observed under the Note Purchase Agreement and Note or, if both Notes are outstanding, the Notes.

The obligations guaranteed by this Guaranty are hereinafter referred to as the “Obligations”.

SECTION 3. Obligations Unconditional. This Guaranty constitutes a present and continuing guarantee of payment and performance and not of collectability. The Obligations hereunder are independent of the obligations of the Issuer under the Notes, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Issuer or any other Person liable for the Obligations or whether the Issuer or any other such Person is joined in any such action or actions. The Guarantor hereby agrees that its liability under this Guaranty shall be primary, absolute, irrevocable and unconditional, irrespective of:

(i) any lack of validity or enforceability of any Obligation, the Note Purchase Agreement, the Notes, this Guaranty or any agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Note Purchase Agreement, the Notes or this Guaranty;

(iii) any taking, exchange, release or non-perfection of any collateral, or any other guarantee, for all or any of the Obligations;

(iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Issuer or any other Subsidiary;

(v) any provision in the Notes providing for the subordination of Debt (as defined in the Notes) under the Notes;

(vi) the absence of any attempt by, or on behalf of, the Holder to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against the Issuer, any other guarantor of the Obligations, or any other Person;

(vii) the election of any remedy by, or on behalf of, the Holder with respect to all or any part of the Obligations;

(viii) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the Holder with respect to any of the Obligations or any provision of any of the Documents;

(ix) any change, restructuring or termination of the corporate structure or existence of the Issuer or any other Subsidiary; or

(x) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim in the nature of an exoneration or suretyship defense, other than the indefeasible payment of amounts due hereunder or performance in full of all the Obligations, available to the Issuer or the Guarantor, or a discharge of the Issuer or Guarantor.

If at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, this Guaranty shall continue to be effective or be reinstated, as the case may be, to the full extent of such rescission or return, all as though such payment had not been made.

SECTION 4. Waivers.

(a) The Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, the right to assert as a defense in any suit by the Holder seeking payment by the Guarantor of amounts due hereunder, any of the issues, events, actions or circumstances set forth in Section 3 hereof; provided, however, that such waiver shall not in any way limit or bar the ability of the Guarantor or the Issuer to assert such issue, event action or circumstance as a counterclaim in any such suit; provided, however, that the Guarantor shall not be permitted to assert such counterclaim if the claim has been finally resolved on the merits in favor of the Holder in a prior suit by the Holder against the Issuer. The Guarantor further irrevocably waives, to the fullest extent permitted by applicable law, promptness, diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Issuer, protest or notice with respect to the Obligations; all presentments, demands for performance, notices of nonperformance, notices of nonpayment, notices of default, protests, notices of dishonor, notices of acceptance of this Guaranty and proof of reliance hereon, and any other notice with respect to any Obligations and this Guaranty; the benefits of all statutes of limitation; except as provided in the proviso to Section 2 hereof, any requirement that any Holder or any other Person protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral in connection with the Obligations; any duty on the part of any Holder to disclose to the Company any matter, fact or thing relating to the business, operation or condition of any person and its assets now known or hereinafter known by such Holder; any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligations or require suit against the Issuer or the Guarantor or any other Person; and all other demands whatsoever (and shall not require that the same be made on the Issuer as a condition precedent to the Guarantor’s obligations hereunder) other than demand for payment and performance by the Guarantor hereunder, and covenants that this Guaranty will not be discharged, except by complete payment of the Obligations. The Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness of the Issuer, arising either from additional loans extended to the Issuer or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person, and, to the fullest extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Holder to secure payment of all or any part of the Obligations.

(b) Notwithstanding anything to the contrary in this Guaranty: (i) the agreements and waivers of the Guarantor set forth above in Section 3 and in this Section 4 shall not operate to waive, affect or impair (x) any of the rights of the Issuer enumerated in the Documents, including but not limited to any right to receive notice, or prejudice any right of the Issuer to assert any defense otherwise applicable to any of the Obligations, or (y) any right of the Guarantor to receive notice under the Documents, and (ii) the Obligations shall be determined in accordance with the provisions of the Documents and, without limiting the generality of the foregoing, if an Obligation is compromised in accordance with the provisions of any Document, such Obligation shall be compromised for purposes of this Guaranty, and if the Issuer is entitled to assert a defense, counterclaim or right of setoff to an Obligation in accordance with the terms of any Document, the Guarantor shall be entitled to assert the same defense, counterclaim or right of offset under this Guaranty; provided, however, that the Guarantor shall not be permitted to assert such counterclaim if the claim has been finally resolved on the merits in favor of the Holder in a prior suit by the Holder against the Issuer.

SECTION 5. Subrogation; Subordination of Claims against Issuer.

(a) Waiver of Rights. Until the final payment and performance in full of all of the Obligations, the Guarantor shall not assert, enforce, or otherwise exercise (i) any right of subrogation to any of the rights, remedies, powers, privileges or liens of any holder of a Note or any other beneficiary of this Guaranty against the Issuer or any other obligor on the Obligations or any collateral or other security, or (ii) any right of recourse, reimbursement, restitution, contribution, indemnification, or similar right against the Issuer on account of the Obligations, and until such final payment and performance in full, the Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any holder of a Note or any other beneficiary to secure payment of the Obligations, and will not file or assert any claim in competition with the Holder in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature, nor will Guarantor assert any setoff, recoupment or counterclaim to any of its obligations hereunder in respect of any liability of the Issuer to the Guarantor.

(b) Subordination of Claims against Issuer. The payment by the Issuer of any amounts due to Guarantor arising as a result of any payment by the Guarantor to the Holder hereunder is hereby subordinated to the prior payment in full of all of the Obligations as hereinafter set forth. The Guarantor agrees that, after the occurrence of any “Event of Default” (as defined in the Notes), the Guarantor or any of its Subsidiaries will not demand, sue for or otherwise attempt to collect any indebtedness of the Issuer to the Guarantor arising as a result of payment by the Guarantor to the Holder hereunder until all of the Obligations shall have been paid in full.

SECTION 6. Guarantee Claims Subordinated.

(a) Subordination. The Guarantor, for itself, its successors and assigns, covenants and agrees, and the Holder likewise covenants and agrees, that anything herein or in the Notes or any other agreement or instrument to the contrary notwithstanding, (i) any liabilities, including any indebtedness, evidenced by or arising on account of or in connection with this Guaranty (or any amendment, modification, renewal or extension hereof), including, without limitation, the Obligations and principal and interest on the Notes (collectively, the “Guaranty Debt”), is and shall be subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Guarantor, whether outstanding on the date hereof or incurred hereafter, to the extent and in the manner set forth herein and (ii) the Guaranty Debt is and shall rank senior and prior in right of payment to (1) any right or Debt described in clauses (E) and (H) of the definition of Senior Debt contained in Section 1(a) hereof; (2) any repayment obligation incurred after September 9, 2002 (or before such date if and to the extent that such obligation expressly permits such subordination) described in clause (G) of the definition of Senior Debt contained in Section 1(a) hereof; (3) any amendments, renewals, extensions, modifications and refundings of any right, Debt or repayment obligation referred to in Section 6(a)(ii)(1) and (2); and (4) any other obligations expressly made subordinate by the terms thereof to the Debt hereunder.

(b) Extent of Subordination. If any payment default has occurred and is continuing on any Senior Debt, or a non-payment default has occurred and is continuing on the Senior Debt and the Holder has received notice of such non-payment default, then the Guarantor shall not make any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities, to, or for the benefit of, the Holder pursuant to or in respect of this Guaranty or Guaranty Debt (whether principal or interest or otherwise), and whether before, after or in connection with any dissolution, winding up, liquidation or reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Guarantor. Notwithstanding the preceding sentence, if the Senior Debt has been paid in full or the relevant default has been cured or waived, the Guarantor shall make payments in accordance with this Guaranty.

(c) Distributions in Bankruptcy. Upon any distribution in any bankruptcy or similar proceeding, any distribution to which the Holder is entitled shall be paid directly to the holders of Senior Debt to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to all other distributions to or for the benefit of the holders of Senior Debt.

(d) Priority in Bankruptcy. For avoidance of doubt, in the event of any liquidation, dissolution, reorganization or winding up of the Guarantor, the Guaranty Debt is senior and prior in right of payment to all Interests and Capital (each as defined in the Lazard Operating Agreement) and similar equity or profit interests in the Guarantor.

(e) Application of Distributions. If any distribution, payment or deposit to redeem, defease or acquire the Guaranty Debt shall have been received by the Holder at a time when such distribution was prohibited by the provisions of this Section 6, then, unless such distribution is no longer prohibited by this Section 6, such distribution shall be received and applied by the Holder for the benefit of the holders of Senior Debt, and shall be paid or delivered by the Holder to the holders of Senior Debt for application to the payment of all Senior Debt.

(f) Subrogation Rights. The Holder shall not have any subrogation or other rights of recourse to any security in respect of any Senior Debt until such time as all Senior Debt shall have been paid in full. Upon the payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive distributions applicable to Senior Debt until all amounts due and payable in respect of the Guaranty Debt shall be so paid. No distributions to the holders of Senior Debt which otherwise would have been made to the Holder shall, as between the Guarantor and the Holder, be deemed to be payment by the Guarantor to or on account of Senior Debt. If any distribution to which the Holder would otherwise have been entitled shall have been applied pursuant to the provisions of this Section 6 to the payment of Senior Debt, then the Holder shall be entitled to receive from the holders of such Senior Debt any distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable on such Senior Debt to the extent provided herein.

(g) Reliance. Upon any distribution in a bankruptcy or similar proceeding, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which the proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt, Guaranty Debt and other Debt of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

(h) Ratable Distributions. Any distribution otherwise payable to the Holder made to holders of Senior Debt pursuant to this Section 6 shall be made to such holders of Senior Debt ratably according to the respective amount of Senior Debt held by each, taking into account any priorities which may be established among the holders of such Senior Debt.

(i) Obligations Not Impaired. Nothing contained in this Guaranty is intended to or will impair as between the Guarantor, its creditors, and the Holder, the obligation of the Guarantor, which is primary, absolute, irrevocable and unconditional, to pay to the Holder as and when amounts become due and payable in accordance with the terms of this Guaranty or affect the relative rights of the Holder and the creditors of the Guarantor.

(j) Further Actions. The Holder, by its acceptance hereof, agrees to take such further action as may be reasonably requested by the Guarantor in order to effectuate the subordination as provided herein.

SECTION 7. Change in Control. The Guarantor shall give each of the Issuer and the Holder (i) prompt written notice of any proposed Control Transaction involving a Change in Control of Lazard immediately after the Guarantor has signed a binding agreement setting forth such proposed Control Transaction, (ii) as soon as reasonably practicable thereafter but in any event no later than ten (10) Business Days prior to the closing of the proposed Control Transaction, a written notice of the expected closing date setting forth (1) the anticipated Goodwill Payments payable to the Holder in the event it converts the Note(s), as applicable, pursuant to Section 8 of this Guaranty in connection with the proposed Control Transaction and (2) information in reasonable detail supporting the calculation of such anticipated Goodwill Payments and relating to post-closing adjustments, (iii) prompt written notice (given not less than 2 Business Days prior to the closing date of such Control Transaction) of any material change to the proposed Control Transaction which would be reasonably likely to adversely affect the Holder’s Goodwill Rights (defined below) in any material respect, together with information in reasonable detail regarding such changes to the calculation of the anticipated Goodwill Payment, (iv) prompt written notice of any change in the expected closing date of the proposed Control Transaction, and (v) such other information as the Holder may reasonably request regarding the proposed Control Transaction and the right to convert the Notes.

SECTION 8. Conversion.

(a) Conversion Right. The Holder shall be entitled to convert, at any single time (including in connection with any Liquidity Event) at its sole discretion, the entire principal amount outstanding at the time of conversion of each of (i) the $150 Million Lazard Note and (ii) the $50 Million Lazard Note into a goodwill right in the Guarantor having the rights and obligations set forth in this Section 8 (each, a “Goodwill Right”, and together, the “Goodwill Rights”), in accordance with this Section 8 (it being understood that (x) the conversion right hereunder with respect to each Note shall terminate upon payment in full of the principal amount outstanding under such Note, plus accrued and unpaid interest on such Note through the date of payment, and (y) Holder’s election not to exercise its right to convert in connection with a Liquidity Event, shall not be deemed to result in a forfeiture of such conversion right); provided, that, if the $50 Million Lazard Note has been issued, the Holder shall be entitled to convert the $150 Million Lazard Note if, and only if, the Holder simultaneously therewith converts the $50 Million Lazard Note, and vice versa. In order to permit conversion, the Guarantor will inform the Holder reasonably in advance of any Goodwill Event (as defined in Section 8(c) hereof).

(b) Method of Conversion. To convert each Note into the Goodwill Right(s) pursuant to Section 8(a), the Holder shall deliver, for receipt on or prior to 5:00 p.m., New York City time, on any Business Day: (i) a copy of an executed notice to each of the Issuer and the Guarantor requesting conversion of the Note in accordance with this Section 8 (the “Conversion Notice”) and (ii) the original Note to the Issuer. On the date that is five (5) Business Days after the date of receipt by the Issuer of each of the Conversion Notice and the original Note to be converted (the “Effective Date”), the Note shall be deemed to be converted and the Goodwill Right shall be deemed to be issued as of the Effective Date; provided that in the event that Guarantor shall give notice to Holder pursuant to Section 7(iii), the Conversion Notice shall remain in effect, and the Note(s) shall be converted and the Effective Date shall occur pursuant to this Section 8(b), unless Guarantor shall receive written notice from the Holder prior to the date of the closing of such Control Transaction revoking its Conversion Notice in accordance with this Section 8. Upon the Effective Date, (i) the Note(s) shall immediately cease to be outstanding, (ii) (a) any and all Debt of the Issuer under the Note(s) and (b) any and all Obligations of the Guarantor shall be deemed to be released, cancelled and satisfied and (iii) this Guaranty shall be deemed to be cancelled and terminated and the obligations of the Guarantor hereunder satisfied in full, provided that, notwithstanding anything to the contrary contained in any of the Documents, this Guaranty shall be deemed to survive solely for the purposes of evidencing the Goodwill Rights, and provided further that Sections 1, 8, 9(c), 11, 13, 18 and 19 shall survive in any event until full payment of the Goodwill Payments (it being understood that the only provisions of this Guaranty to remain in effect after the conversion of the Note(s) on the Effective Date shall be such Sections 1, 8, 9(c), 11, 13, 18 and 19, and all other provisions of this Guaranty shall have no further force or effect). Except as otherwise provided in this Section 8(b), any Conversion Notice shall be irrevocable once given.

(c) Goodwill Right. (i) Upon issuance in accordance with Section 8(a), each Goodwill Right shall represent solely the right to receive the applicable Goodwill Payment (as defined below) from the Guarantor in the event of (1) any distribution being effected in respect of Goodwill Interests (as defined in the Lazard Operating Agreement) pursuant to (A) Section 7.03 of the Lazard Operating Agreement in connection with a Liquidity Event or (B) Section 7.06 of the Lazard Operating Agreement or (2) any mandatory purchase of Goodwill Interests required pursuant to Section 6.02(b) of the Lazard Operating Agreement (any such distribution or purchase, a “Goodwill Event”).

(ii) The “Goodwill Payment” shall (1) in the case of the Goodwill Right issued upon conversion of the $ 150 Million Lazard Note, be an amount equal to the sum of (A) the product of (x) the Initial Pre-Hurdle Percentage (expressed as a decimal) and (y) the Aggregate Goodwill Distribution Amount (as defined in the Lazard Operating Agreement) distributed in respect of Goodwill Interests pursuant to the applicable Goodwill Event, and (B) the product of (x) the Initial Post-Hurdle Percentage (expressed as a decimal) and (y) the Aggregate Hurdle Amount Excess (as defined in the Lazard Operating Agreement) distributed in respect of Goodwill Interests pursuant to the applicable Goodwill Event, and (2) in the case of the Goodwill Right issued upon conversion of the $50 Million Lazard Note, be an amount equal to the sum of (A) the product of (x) the Second Pre-Hurdle Percentage (expressed as a decimal) and (y) the Aggregate Goodwill Distribution Amount (as defined in the Lazard Operating Agreement) distributed in respect of Goodwill Interests pursuant to the applicable Goodwill Event, and (B) the product of (x) the Second Post-Hurdle Percentage (expressed as a decimal) and (y) the Aggregate Hurdle Amount Excess (as defined in the

Lazard Operating Agreement) distributed in respect of Goodwill Interests pursuant to the applicable Goodwill Event.

(iii) In the event that any distributions in respect of a Liquidity Event under Section 7.03(b) of the Lazard Operating Agreement shall be reduced by the Head of Lazard and Chairman of the Executive Committee in accordance with such Section 7.03(b), the Goodwill Payment in respect of such Liquidity Event under this Section 8(c) shall be increased by the amount that the holder of the applicable Goodwill Right would have received under this Section 8(c) if such distribution had not been so reduced.

(iv) Notwithstanding anything herein to the contrary, (1) any Goodwill Payment shall be payable on the same priority, and otherwise on and subject to the same terms and conditions (including with respect to the timing of payments and form of consideration), as shall be applicable to a holder of Class A-2(1) Goodwill Interest (as defined in the Lazard Operating Agreement) in such Goodwill Event, and (2) a Goodwill Right shall not represent, and shall not be at any time entitled to, any payment or other interest in respect of Goodwill Capital (as defined in the Lazard Operating Agreement).

(d) Percentages.

(i) The “Initial Post-Hurdle Percentage” shall be 3%, provided that such percentage shall be subject to increase or decrease after the date hereof so that it shall equal the same percentage of the Aggregate Hurdle Amount Excess at the time of the applicable Goodwill Event that a Comparable Initial Post-Hurdle Interest (as defined below) would be entitled to at the time of such Goodwill Event; provided, however, that no adjustment to the Initial Post-Hurdle Percentage shall be made pursuant to the foregoing in connection with the LAM Equity Plan (as defined in the Lazard Operating Agreement). A “Comparable Initial Post-Hurdle Interest” means a Class A-2 Goodwill Interest that would be entitled to receive 3% of the Aggregate Hurdle Amount Excess as of the date hereof assuming a Liquidity Event were consummated and distributions thereof paid as of the date hereof (assuming for such purposes all Goodwill Interests authorized as of the date hereof are issued, granted and vested and taking into account the dilution associated with the applicable Goodwill Right (and, if and when the $50 Million Lazard Note is issued, the Goodwill Right associated with such $50 Million Lazard Note)).

(ii) The “Initial Pre-Hurdle Percentage” shall be 3%, provided that such percentage shall be subject to increase or decrease after the date hereof so that it shall equal the same percentage of the Aggregate Goodwill Distribution Amount at the time of the applicable Goodwill Event that a Comparable Initial Pre-Hurdle Interest (as defined below) would be entitled to at the time of such Goodwill Event; provided, however, that no adjustment to the Initial Pre-Hurdle Percentage shall be made pursuant to the foregoing in connection with the LAM

Equity Plan (as defined in the Lazard Operating Agreement). A “Comparable Initial Pre-Hurdle Interest” means a Class A-2 Goodwill Interest that would be entitled to receive 3% of the Aggregate Goodwill Distribution Amount as of the date hereof assuming a Liquidity Event were consummated and distributions thereof paid as of the date hereof (assuming for such purposes all Goodwill Interests authorized as of the date hereof are issued, granted and vested and taking into account the dilution associated with the applicable Goodwill Right (and, if and when the $50 Million Lazard Note is issued, the Goodwill Right associated with such $50 Million Lazard Note)).

(iii) The “Second Post-Hurdle Percentage” shall be 1%, provided that such percentage shall be subject to increase or decrease after the date hereof so that it shall equal the same percentage of the Aggregate Hurdle Amount Excess at the time of the applicable Goodwill Event that a Comparable Second Post-Hurdle Interest (as defined below) would be entitled to at the time of such Goodwill Event; provided, however, that no adjustment to the Second Post-Hurdle Percentage shall be made pursuant to the foregoing in connection with the LAM Equity Plan (as defined in the Lazard Operating Agreement). A “Comparable Second Post-Hurdle Interest” means a Class A-2 Goodwill Interest that would be entitled to receive 1% of the Aggregate Hurdle Amount Excess as of the date hereof assuming a Liquidity Event were consummated and distributions thereof paid as of the date hereof (assuming for such purposes all Goodwill Interests authorized as of the date hereof are issued, granted and vested and taking into account the dilution associated with the Goodwill Rights).

(iv) The “Second Pre-Hurdle Percentage” shall be 1%, provided that such percentage shall be subject to increase or decrease after the date hereof so that it shall equal the same percentage of the Aggregate Goodwill Distribution Amount at the time of the applicable Goodwill Event that a Comparable Second Pre-Hurdle Interest (as defined below) would be entitled to at the time of such Goodwill Event; provided, however, that no adjustment to the Second Pre-Hurdle Percentage shall be made pursuant to the foregoing in connection with the LAM Equity Plan (as defined in the Lazard Operating Agreement). A “Comparable Second Pre-Hurdle Interest” means a Class A-2 Goodwill Interest that would be entitled to receive 1% of the Aggregate Goodwill Distribution Amount as of the date hereof assuming a Liquidity Event were consummated and distributions thereof paid as of the date hereof (assuming for such purposes all Goodwill Interests authorized as of the date hereof are issued, granted and vested and taking into account the dilution associated with the Goodwill Rights).

(v) Notwithstanding anything to the contrary in this Section 8(d), the percentage amounts set forth in clauses (i) to (iv) shall be proportionally reduced to the extent of any payments of principal on the applicable Note prior to conversion of such Note.

(e) Termination. Each Goodwill Right shall terminate in full immediately upon receipt by the Holder of the applicable Goodwill Payment in such Goodwill Event as provided in this Section 8 (provided that the Goodwill Right shall not be entitled to participate in any further Goodwill Events consummated after the Goodwill Event giving rise to such Goodwill Payment, and the covenants in Sections 8(f) (other than 8(f)(i)(B), but excluding the proviso thereto) and 9(c) hereof will cease to be of further force and effect from and after the consummation of such Goodwill Event.)

(f) Protection of Holder. The Guarantor covenants and agrees that (i) (A) the holder of each Note or, if converted in accordance with this Section 8, the associated Goodwill Right, shall not be entitled to vote on any matter, including, without limitation, in connection with any change in control or any reorganization relating to a change in control or public sale of the Guarantor’s securities, nor will such holder have any right to approve the price or terms associated with any such change in control or public sale and (B) Lazard will not treat the holder of each Note or, if converted in accordance with this Section 8, the associated Goodwill Right, as a Member of Lazard, and such holder will not become a Member of Lazard pursuant to any agreement to which either Lazard or any of its subsidiaries is a party; provided, in each case, that the holder of each Note or, if converted, the associated Goodwill Right shall have the right to consent to any amendment to the Lazard Operating Agreement to the extent provided in Section 9.02(c) of the Lazard Operating Agreement as if such holder were a Member of Lazard holding Goodwill Interests or such amendment shall not be effective as against such holder, and provided further that the holder of a Goodwill Right pursuant to this Guaranty shall have any other protections applicable to holders of Class A-2(1) Goodwill Interests under the Lazard Operating Agreement in respect of Class A-2(1) Goodwill Interests. The Guarantor covenants and agrees that it shall provide the holder of each Note or, if converted, the associated Goodwill Right with a written notice of any proposed amendment to the Lazard Operating Agreement that requires the consent of the holders of Goodwill Interests under Section 9.02(c) of the Lazard Operating Agreement reasonably in advance of the date on which such amendment is due to be adopted by the Guarantor and in any event no later than the date on which the Members of Lazard are informed of such proposed amendment, if applicable.

(g) General. In the event that the issuance of such Goodwill Right upon conversion pursuant to this Section 8 dilutes the Goodwill Interests held by any Member of Lazard at the time of issuance of such Goodwill Right, the Guarantor covenants and agrees that it shall take all necessary actions required to satisfy its obligations to calculate and pay the Goodwill Right. The Guarantor also covenants and agrees that in connection with the issuance of such Goodwill Right, no approvals by the Guarantor or any Member of Lazard, in their capacity as such, shall be required for, and no veto or equivalent rights of the Guarantor or any Member of Lazard, in their capacity as such, shall apply to, the calculations of amounts payable under, and the payment of amounts to the holder thereof pursuant to, such Goodwill Right, by Lazard in accordance with the terms of such Goodwill Right, except for such approvals and veto rights that would not adversely affect Lazard’s ability to make such calculations or such payments in any respect.

SECTION 9. Additional Covenants. The Guarantor covenants and agrees as follows:

(a) to remain (in its own capacity or through its Subsidiaries) in the investment banking business (except as may occur in connection with a Goodwill Event);

(b) to comply with any applicable regulations of any governmental authority, except to the extent that failure to comply would not have a material adverse effect on the business of the Guarantor and its Subsidiaries, taken as a whole; and

(c) to supply the Holder with such periodic reports and financial statements as may be issued to the Members of Lazard generally from time to time; provided, however, that any such reports and financial statements shall be kept confidential by the Holder in accordance with Section 8.2 of the Transaction Agreement.

SECTION 10. CB Note Escrow. On the terms and subject to the conditions set forth in Section 8 of the Note Purchase Agreement, after the issuance of the CB Note and as a condition precedent to the Holder’s purchase of the $50 Million Lazard Note, the Guarantor shall place the CB Note in the Escrow Account pursuant to the Escrow Agreement to secure the obligations of the Guarantor hereunder. For the purposes of calculating the Obligations hereunder, the CB Note shall be valued at an amount equal to the outstanding principal on the CB Note at the time of such repayment, plus accrued but unpaid interest thereon.

SECTION 11. Release from Escrow Upon Certain Events. The Guarantor shall be entitled to cause the release and delivery to the Holder of amounts held in the Escrow Account, including the CB Note, in satisfaction of amounts payable hereunder in accordance with the terms of the Escrow Agreement.

SECTION 12. Amendments and Waivers. Any provision of this Guaranty may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each of Guarantor and Holder or, in the case of a waiver, by the party hereto against whom the waiver is to be effective. The waiver by a party hereto of a breach of any term or provision of this Guaranty shall not be construed as a waiver of any subsequent breach. No failure or delay by either Guarantor or Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 13. Captions. The captions in this Note are included for convenience of reference only and do not form a part of this Note or in any way limit or affect its interpretation or construction.

SECTION 14. Notices. All notices, consents, waivers and other communications required or permitted by this Guaranty shall be in writing and shall be deemed given to a party hereto when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number or Person as a party may designate by notice to the other party):

If to the Guarantor:

Lazard LLC

30 Rockefeller Plaza

New York, New York 10020

UNITED STATES OF AMERICA

Attention: General Counsel

Facsimile: (212) 332-5972

Telephone: (212) 632-6000

with a copy (which shall not constitute notice) to each of:

Gianni, Origoni, Grippo & Partners Studio Legale

Via Delle Quattro Fontane, 20

00184 Roma

ITALY

Attention: Francesco Gianni, Esq.

Facsimile: 011 39 06 4871101

Telephone: 01139 06 478751

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

UNITED STATES OF AMERICA

Attention: Adam D. Chinn, Esq.

Steven A. Cohen, Esq.

Facsimile: (212) 403-2000

Telephone: (212) 403-1000

If to the Holder:

Banca Intesa S.p.A.

Via Monte di Pietà n. 8

20121 Milano

ITALY

Attention: Direzione Partecipazioni

Facsimile: 011 39 02 8796 2072

Telephone: 011 39 02 8796 2376

and

Banca Intesa S.p.A.

Via Monte di Pietà n. 8

20121 Milano

ITALY

Attention: Direzione Affari Legali

Telephone: 011 39 02 8796 3523

Facsimile: 011 39 02 8796 2079

with a copy (which shall not constitute notice) to:

Pedersoli Lombardi e Associati

Via Andegari, 4/A

20121 Milano

ITALY

Attention: Antonio Pedersoli

Facsimile: 011 39 02 87919333

Telephone: 01139 02 879191

and

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

UNITED STATES OF AMERICA

Attention: George J. Sampas, Esq.

Facsimile: (212) 558-3588

Telephone: (212) 558-4000

SECTION 15. Successors and Assigns. Subject to the transfer restrictions set forth in Section 16 hereof, the provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns.

SECTION 16. Restrictions on Transfer. NO PARTY HERETO MAY DIRECTLY OR INDIRECTLY SELL, TRANSFER, ASSIGN, ENCUMBER OR OTHERWISE PLEDGE OR DISPOSE OF ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS GUARANTY AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY (IT BEING UNDERSTOOD THAT CONSENT OF THE GUARANTOR SHALL BE GIVEN BY THE HEAD OF LAZARD (AS DEFINED IN THE TRANSACTION AGREEMENT)) WHO MAY WITHHOLD SUCH CONSENT FOR ANY REASON IN HIS SOLE DISCRETION AND ANY SUCH TRANSFER MADE WITHOUT SUCH CONSENT SHALL BE NULL AND VOID; PROVIDED THAT IN THE EVENT THAT HOLDER DESIRES TO TRANSFER ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS GUARANTY TO A WHOLLY-OWNED SUBSIDIARY OF HOLDER AND EACH OF THE HOLDER AND SUCH WHOLLY-OWNED SUBSIDIARY AGREE THAT SUCH SUBSIDIARY SHALL TRANSFER THE

RIGHTS OR OBLIGATIONS UNDER THIS GUARANTY TO HOLDER IMMEDIATELY UPON SUCH SUBSIDIARY CEASING TO BE WHOLLY-OWNED BY HOLDER, THEN THE CONSENT OF THE HEAD OF LAZARD TO SUCH TRANSFER SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.

SECTION 17. Term; Termination. Except as provided in the provisos to the third sentence of Section 8(b), this Guaranty shall automatically terminate on the earlier of: (i) conversion of the Note or, if both Notes are outstanding, the Notes pursuant to Section 8 hereof, or (ii) payment of the entire amount outstanding under the Note or, if both Notes are outstanding, the Notes, including principal and interest thereon.

SECTION 18. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 19. No Third-Party Beneficiaries. This Guaranty is for the sole benefit of the parties hereto and their respective legal successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder or to otherwise confer any benefits, remedies, obligations or liabilities hereunder upon any person or entity other than the parties hereto and such successors and assigns.

SECTION 20. Governing Law; Construction. THIS GUARANTY IS GOVERNED BY • AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each of the Guarantor and the Holder agrees that all actions or proceedings arising out of or in connection with this Guaranty, or for recognition and enforcement of any judgment arising out of or in connection with this Guaranty, shall be tried and determined exclusively in the state or federal courts in the State of New York, and each of the Guarantor and the Holder hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Guarantor and the Holder hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts, and (iii) this Guaranty, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

SECTION 21. Miscellaneous. The Guarantor will reimburse the Holder on demand such amount that shall be sufficient to cover all costs and expenses of such Holder incurred in any reimbursement, enforcement or collection under this Guaranty, including without limitation reasonable attorneys’ fees, expenses and disbursements, to the extent such costs and expenses exceed the costs and expenses that such Holder would have incurred in any reimbursement, enforcement or collection if the Guarantor were the issuer of the Notes. This Guaranty constitutes the entire agreement between the Guarantor and the Holder with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

IN WITNESS WHEREOF, each of the Guarantor and the Holder has caused this Guaranty to be executed and delivered as of the date first above written.

LAZARD LLC

By:

Name: Jeffrey A. Rosen
Title: Attorney-in-Fact

BANCA INTESA S.P.A.

By:
Name: Corredo Passera
Title: Managing Director and Chief Executive Officer

[Guaranty Signature Page]